As filed with the Securities and Exchange Commission on November 19, 2015

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________

FRANKLIN RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of
Incorporation or Organization)
13-2670991
(I.R.S. Employer Identification No.)
____________________________

One Franklin Parkway
San Mateo, California 94403
(650) 312-2000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Craig S. Tyle
Executive Vice President and General Counsel
Franklin Resources, Inc.
One Franklin Parkway
San Mateo, California 94403
(650) 312-2000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
____________________________

Copies to:
Gregg A. Noel, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue
Suite 1400
Palo Alto, California 94501
(650) 470-4540

Approximate date of commencement of proposed sale of the securities to the public:
From time to time or at one time after the effective date of this Registration Statement as determined by the Registrant.
____________________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

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CALCULATION OF REGISTRATION FEE
____________________________

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Debt Securities
Common Stock, par value $.10 per share
Preferred Stock, par value $1.00 per share
Warrants
Units(2)

(1)
An unspecified amount of securities to be offered at indeterminate prices is being registered hereby for possible issuance from time to time pursuant to this registration statement. In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units.

(2)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

PROSPECTUS
Debt Securities
Common Stock
Preferred Stock
Warrants
Units
We may offer and sell debt securities, shares of our common stock, shares of our preferred stock, warrants or units, together or separately, from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. The debt securities, preferred stock, warrants and units may be convertible or exercisable or exchangeable for common stock or preferred stock or other securities or property.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities for sale, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities being offered. A prospectus supplement may also add to or update information contained in this prospectus.
This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of the offering.
You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you make your investment decision.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers, or through a combination of these methods on a continuous or delayed basis. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 12 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement.
Our common stock is listed on the New York Stock Exchange under the symbol “BEN”. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
Investing in our securities involves risks, including the risks described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015, filed with the Securities and Exchange Commission, or the SEC, on November 12, 2015, the risk factors described under the caption “Risk Factors” contained in any applicable prospectus supplement and/or risk factors, if any, set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as referenced in page 1 of this prospectus.
____________________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 19, 2015.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, our shares of debt securities, common stock, shares of preferred stock, warrants or units as described in this prospectus or any accompanying prospectus supplement. As allowed by SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, the documents incorporated by reference therein and herein, as well as any accompanying prospectus supplements. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please refer to that agreement or document for a complete description of these matters.
You should read this prospectus and any accompanying prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to under the caption “Where You Can Find More Information”. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. The information in this prospectus, any accompanying prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of the applicable document. Neither the delivery of this prospectus nor any accompanying prospectus supplement, nor any sale made under this prospectus nor any accompanying prospectus supplement will, under any circumstances, imply that the information in this prospectus or any accompanying prospectus supplement is correct as of any date after the date of this prospectus or any such accompanying prospectus supplement. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any accompanying prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with any other information. We are not making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
Unless otherwise expressly stated herein or the context otherwise requires, all references in this prospectus to “Franklin Resources,” “we,” “us,” “our,” “our company” or “the company” refer to Franklin Resources, Inc., a Delaware corporation and its direct and indirect subsidiaries. However, for purposes of the sections entitled “Description of Debt Securities” and “Description of Capital Stock,” whenever we refer to “Franklin Resources,” “we,” “us,” “our,” “our company” or “the company,” we are referring only to Franklin Resources, Inc. and not to any of its direct or indirect subsidiaries. We offer investment services under our Franklin®, Templeton®, Mutual Series®, Bissett®, Fiduciary Trust™, Darby®, Balanced Equity Management® and K2® brand names. Unless the context otherwise makes clear, our “funds” means the mutual funds offered under our brand names.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials on file with the SEC at the SEC’s public reference room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov. Our SEC filings can also be found on our website (www.franklinresources.com). However, the information on our website is not incorporated by reference in, and is not a part of, this prospectus, any prospectus supplement or our SEC filings.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information that we file later with the SEC may update and supersede the information in this prospectus and in the information we incorporate by reference. We incorporate by reference the documents listed below and any filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before all of the securities offered by this prospectus are sold (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2015;

•
our Definitive Proxy Statement on Schedule 14A filed on January 22, 2015, as amended, but only to the extent that such information was incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2014;

•	our Current Report on Form 8-K filed on October 22, 2015 (Item 8.01 only); and

•
the description of our common stock contained in our registration statement on Form 8-A (File No. 1-9318), filed on November 6, 1986, and in our Current Report on Form 8-K filed on May 4, 2011, including any further amendment or report filed for the purpose of updating that description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents, and any other documents that are, incorporated herein by reference (other than exhibits unless we specifically have incorporated those exhibits by reference in this prospectus or an accompanying prospectus supplement). Requests for such documents should be directed to our principal executive office, located at:
Franklin Resources, Inc.
One Franklin Parkway
San Mateo, California 94403
Attention: Corporate Secretary
Telephone: (650) 312-2000
Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.
FORWARD-LOOKING INFORMATION
Some of the statements included in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, may include forward-looking statements the reflect the Company’s current views with respect to future events and financial performance that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. While forward-looking statements are our best prediction at the time that they are made, you should not rely on them. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. These statements can be identified by the use of forward-looking terminology such as “will,” “may,” “could,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “estimate,” or the negative thereof or comparable terminology.
Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, including the risks and other factors discussed under the caption “Risk Factors,” that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements.
Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. If a circumstance occurs after the date of this prospectus and the accompanying prospectus supplement that causes any of our forward-looking statements to be inaccurate, whether as a result of new information, future developments or otherwise, we do not have an obligation, and we undertake no obligation, to announce publicly the change to our expectations, or to make any revision to our forward-looking statements, unless required by law.
OUR COMPANY
We are a holding company that, together with our various subsidiaries, operates as Franklin Templeton Investments®. We are a global investment management organization committed to the aim of delivering strong investment performance for our clients by drawing on the experience and perspective gained throughout over 65 years in the investment management business. We believe in the value of active investment management, and plan to continue to build on our strengths while pursuing new growth opportunities.
The company and its predecessors have been engaged in the investment management and related services business since 1947. Franklin Resources, Inc. was incorporated in Delaware in November 1969 and originated our mutual fund business with the Franklin family of funds. We have expanded our business, in part, by acquiring companies engaged in the investment management and/or related services business.
Our principal executive offices are located at One Franklin Parkway, San Mateo, California 94403. Our telephone number is (650) 312-2000.
RISK FACTORS
You should carefully consider the specific risks described in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended September 30, 2015, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement, and any risk factors set forth in our filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” elsewhere in this prospectus.
USE OF PROCEEDS
Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include, but are not limited to, the financing of our operations, stock repurchases, payment of dividends, the repayment or refinancing of outstanding indebtedness and the financing of acquisitions.
RATIOS OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratio of adjusted earnings to fixed charges for each of the periods indicated:

	Fiscal Year Ended September 30,
	2015	2014	2013	2012	2011
Ratio of adjusted earnings to fixed charges(a)	48.4	53.0	44.6	39.4	36.2

(a)
For purposes of calculating the ratio of adjusted earnings to fixed charges, adjusted earnings consist of income before taxes and fixed charges, excluding equity in income of investees, noncontrolling interests of consolidated subsidiaries and capitalized interest, and including dividends received from equity-method investees. Fixed charges consist of interest expense which includes an interest factor on rent calculated as one-third of rental expense (the approximate portion of rental expense representing interest).

DESCRIPTION OF DEBT SECURITIES
We may offer unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible into another security.
We may issue debt securities from time to time in one or more series. Any debt securities offered hereby will be issued under an indenture, between us and The Bank of New York Mellon Trust Company, N.A., as trustee, referred to as the Trustee. A copy of the form of indenture is filed as an exhibit to the registration statement, which this prospectus constitutes a part of. The following summaries of certain provisions of the indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indenture, including the definitions therein of certain terms. The particular terms of the debt securities offered by any prospectus supplement will be described in the prospectus supplement.
General
The indenture does not limit the aggregate principal amount of debt securities which may be issued thereunder and provides that debt securities may be issued from time to time in one or more series. The terms of any particular series of debt securities will be included in a prospectus supplement and will provide for the following:

•	the title and series of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•
the dates on which or periods during which the debt securities may be issued, and the dates on, or the range of dates within, which the principal of and premium, if any, on the debt securities are or may be payable or the method by which such date or dates will be determined or extended;

•
the rate or rates at which the debt securities will bear interest, if any, or the method by which such rate or rates will be determined, whether such interest will be payable in cash or additional debt securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series, the date or dates from which such interest will accrue, or the method by which such date or dates will be determined, the interest payment dates on which any such interest will be payable, and the record dates for the determination of holders to whom interest is payable on such interest payment dates or the method by which such date or dates will be determined, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

•
if other than U.S. dollars, the foreign currency in which the debt securities will be denominated or in which payment of the principal of, premium, if any, or interest on the debt securities will be payable and any other terms concerning such payment;

•	if the amount of payment of principal of, premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method;

•
if the principal of, premium, if any, or interest on the debt securities of the series are to be payable, at the election of the Company or a holder thereof, in a currency other than that in which the debt securities are denominated or stated to be payable without such election, the period or periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency in which the debt securities are denominated or payable without such election and the currency in which the debt securities are to be paid if such election is made;

•
the place or places, if any, in addition to or instead of the corporate trust office of the trustee where the principal of, premium, if any, and interest on the debt securities will be payable, and where the debt securities may be presented for registration of transfer, exchange or conversion, and the place or places where notices and demands to or upon us in respect of the securities of such series may be made;

•
the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have that option;

•	redemption or early repayment provisions;

•	if other than denominations of $2,000 or any integral multiple of $1,000 thereof, the denominations in which the debt securities will be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity thereof;

•
the guarantors, if any, of the debt securities, and the extent of the guarantees (including provisions relating to seniority, subordination, and the release of the guarantors), if any, and any additions or changes to permit or facilitate guarantees of such debt securities;

•	any original issue discount securities issued;

•	provisions, if any, for the defeasance of the debt securities in whole or in part and any addition or change in the provisions related to satisfaction and discharge;

•
whether the debt securities are to be issued in whole or in part in global form and, in such case, the depositary and the terms and conditions, if any, upon which interests in such global debt securities may be exchanged in whole or in part for the individual securities represented thereby in definitive form registered in the name or names of persons other than such depositary or a nominee or nominees thereof;

•	the date as of which any global debt securities will be dated if other than the original issuance of the first debt security to be issued;

•	the form of the debt securities;

•
if the debt securities are to be convertible into or exchangeable for any securities or property of any person (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

•	whether the debt securities are subject to subordination and the terms of such subordination;

•	any restriction or condition on the transferability of the debt securities;

•	any addition or change in the provisions related to compensation and reimbursement of the trustee which applies to the debt securities;

•	any addition or change in the provisions related to supplemental indentures both with and without the consent of the holders;

•	provisions, if any, granting special rights to holders upon the occurrence of specified events;

•
any addition to or change in the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

•	any addition to or change in the covenants set forth in the indenture which applies to debt securities; and

•
any other terms of the debt securities (which terms will not be inconsistent with the provisions of the Trust Indenture Act of 1939, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series).

Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon such acceleration will be determined in accordance with the applicable prospectus supplement, the terms of such debt security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of such original issue discount security. Special federal income tax and other considerations applicable to the debt security will be described in the related prospectus supplement.
The indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. Information with respect to any deletions from, modifications of or additions to the events of default described below or our covenants contained in the indenture, including any addition of a covenant or other provision providing event risk or similar protection will be set forth in the prospectus supplement.
Registration, Transfer, Payment and Paying Agent
We will issue the debt securities of each series in minimum denominations of $2,000 and increments of $1,000 in excess thereof, or in such other currencies or denominations as may be set forth in the applicable supplemental indenture or specified in, or pursuant to, an authorizing resolution, if any, relating to such series of debt securities.
The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payment may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities. We will make payments of principal of, and any interest on, the debt securities represented by any global security registered in the name of and held by DTC, or The Depository Trust Company, or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of such global security. Neither we, the trustee nor any of its or our respective agents will have any responsibility or liability for any aspect of records relating to, or payments made on account of, beneficial interests in any global security or for maintaining, supervising or reviewing any records of DTC, its nominee or any participant relating to such beneficial interests.
No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.
Global Securities
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Events of Default
Unless otherwise provided in a prospectus supplement, the following are events of default under the indenture with respect to debt securities of any series:

•	failure to pay principal of or any premium on any debt security of that series when due;

•	failure to pay any interest on any debt security of that series when due, continued for 30 days;

•	failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, continued for 30 days;

•
breach of any other covenant or warranty of ours in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of series of debt securities other than that series), continued for 90 days after a written notice of default is given by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series as provided in the indenture;

•	certain events in bankruptcy, insolvency or reorganization involving us; and

•	any other event of default provided with respect to debt securities of that series.
If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul the acceleration, provided that, among other things, all events of default with respect to that series, other than payment defaults caused by such acceleration, have been cured or waived as provided in the indenture.
Modification and Waiver
We and the Trustee may make modifications and amendments of the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, no modification or amendment may, without the consent of the holder of each affected outstanding debt security:

•	change the stated maturity date of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security;

•	reduce the principal amount of, or any premium or rate of interest on, any debt security;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity or its amount provable in bankruptcy;

•	adversely affect the right of repayment at the option of any holder;

•
change the place of payment of, currency of payment of principal of, or any premium or interest on, any debt security or impair the right to institute suit for the enforcement of any payment on or after the maturity of any debt security; or

•
reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, compliance by us with certain restrictive provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal or any premium or interest, or a default in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each affected outstanding debt security of that series.

We and the Trustee may make modification and amendment of the indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another corporation to us and the assumption by the successor corporation of our covenants under the indenture and the debt securities;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any of our rights or powers under the indenture;

•	to add events of default;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities;

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to provide for the acceptance of appointment by a successor trustee;

•
to cure any ambiguity, defect or inconsistency in the indenture, if the action does not adversely affect the interests of holders of debt securities of any series or any related coupons in any material respect;

•
to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, if the action does not adversely affect the interests of holders of debt securities of that series or any related coupons in any material respect;

•	to secure the debt securities; and

•
to amend or supplement any provision contained in the indenture or in any supplemental indenture, if the amendment or supplement does not materially adversely affect the interests of the holders of any debt securities then outstanding.

Consolidation, Merger and Sale of Assets
We may consolidate or merge with or into, or transfer our assets substantially as an entirety to, any corporation, if the successor corporation assumes our obligations on the debt securities and under the indenture, immediately after giving effect to the transaction no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have occurred and be continuing, and certain other conditions are met.
Governing Law
The indenture and debt securities will be governed by and construed in accordance with the internal laws of the State of New York.
Concerning the Trustee
The Trustee is The Bank of New York Mellon Trust Company, N.A. We and certain of our subsidiaries maintain banking relationships with the Trustee in the ordinary course of business.
DESCRIPTION OF CAPITAL STOCK
Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.10 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share, issuable in one or more series from time to time by resolution of our board of directors.
As of September 30, 2015, we had 603,517,181 shares of common stock and no shares of preferred stock issued and outstanding. Our common stock is listed on the New York Stock Exchange.
Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors and preferences of any other class or series of our preferred stock outstanding at the time of liquidation, to receive pro rata our net assets.
Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power, except as our board of directors may provide in the future with respect to any class or series of our preferred stock that it may authorize in the future. Shares of our common stock are not redeemable and have no subscription, conversion or preemptive rights.

Our board of directors has the authority to issue shares of preferred stock by resolution in one or more series of equal rank with such different series, designations, preferences and other relative participating, optional or other special rights, and qualifications, limitations and restrictions thereof, including the number of shares in each series, preferences upon liquidation or dissolution, dividend and conversion rights and rates, and redemption provisions of the shares constituting any class or series, without any further vote or action by the stockholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights or both.
The transfer agent, registrar and dividend disbursing agent for our common stock is Computershare Shareowner Services LLC.
DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any warrants or other types of securities that may be offered.
PLAN OF DISTRIBUTION
We may sell the securities covered by this prospectus in one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us to purchasers, through a specific bidding or auction process or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.
The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.
If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.
If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.
We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.
Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.
Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.
LEGAL MATTERS
Unless otherwise specified in the applicable prospectus supplement, the validity of the securities covered by this prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended September 30, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The table below itemizes the expenses payable by us in connection with the registration and issuance of the securities being registered hereunder. We will bear all expenses of this offering. All amounts shown are estimates.

SEC registration fee	$	*
Rating agency fees		**
Trustee fees and expenses		**
Printing and distributing		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**

Total	$	**
* Deferred in accordance with Rules 456(b) and 457(r).
** These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers.
Indemnification of Officers and Directors
Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he was a director, officer, employee or agent of the corporation, against liabilities, costs and expenses actually and reasonably incurred by him in his capacity as a director or officer or arising out of such action, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. No indemnification may be provided where the director, officer, employee or agent has been adjudged by a court to be liable to the corporation, unless a court determines that the person is entitled to such indemnity.
Section 102(b)(7) of the Delaware General Corporation Law also permits a corporation to relieve its directors from personal liability for monetary damages to the corporation or its stockholders for breaches of their fiduciary duty as directors except for (i) a breach of the duty of loyalty, (ii) failure to act in good faith, (iii) intentional misconduct or knowing violation of law, (iv) willful or negligent violations of certain provisions of the Delaware General Corporation Law imposing certain requirements with respect to stock purchases, redemptions and dividends or (v) any transaction from which the director derived an improper personal benefit.
In addition to the above described provisions, our certificate of incorporation, as amended, provides for indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law and relieves our directors from personal liability for a breach of fiduciary duty as a director as set forth in Section 102(b)(7) of the Delaware General Corporation Law.
Our amended and restated by-laws provide that directors or officers who have been successful on the merits or otherwise in a civil or criminal action, suit or proceeding referred to in Section 145(a) or 145(b) of the Delaware General Corporation Law, or in defense of any claim, issue or matter therein, shall be indemnified against expenses, including attorneys’ fees and disbursements, and costs actually and reasonably incurred in connection therewith. Moreover, our amended and restated by-laws provide that if a director, officer or employee of the corporation serves or prepares to serve as a witness in any action, suit or proceeding or in any investigation by us or by any securities exchange, we shall indemnify such person against expenses, including attorneys’ fees and disbursements, and costs actually and reasonably incurred in connection therewith.
It is our policy to enter into indemnification agreements with directors, some of whom are also executive officers. We refer to these persons as the indemnified persons. The indemnification agreements generally provide for (i) if requested by the indemnified person, the advancing of attorneys’ fees and all other costs, expenses and obligations paid or incurred by the indemnified person in connection with investigating, defending, being a witness in or participating in, or preparing to defend, be a witness in or participate in, any Claim and (ii) indemnification of an Indemnified Person to the fullest extent permitted by law against any and all costs, expenses and obligations, judgments, fines, penalties and amounts paid in settlement of such Claim.
A “Claim” consists of participation in any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation that the indemnified person in good faith believes might lead to the institution of any such action, suit or proceeding. However, the term “Claim” does not include any action, suit or proceeding brought by an indemnified person for expenses (including attorneys’ fees) and advance to these expenses incurred by the indemnified person in connection with any claim or action brought by the indemnified person for (i) indemnification or advance of expenses under the agreement or under our certificate of incorporation or by-laws, or (ii) recovery under directors’ and officers’ liability insurance policies, regardless of whether the indemnified person is ultimately determined to be entitled to such indemnification, expense payment or insurance recovery.
Additionally, the indemnification agreements provide that if we pay an indemnified person pursuant to the indemnification agreements, we will be subrogated to the indemnified person’s rights to recover from third parties.
However, the indemnification agreements prohibit such indemnification (i) in connection with any Claim initiated by the indemnified person against us or any director or officer of ours unless we have joined in or consented to the Claim or (ii) if selected members of the Board of Directors or other person or body appointed by the Board of Directors determines that such indemnification is not permitted under applicable law. In the event of such determination, the indemnified person agrees to reimburse us for all amounts that we have advanced to the indemnified person in respect of such indemnification.
The indemnification agreements also provide that if there is a change in control of our company, we will seek legal advice from special, independent counsel selected by the indemnified person and approved by us with respect to matters thereafter arising concerning rights of the indemnified person under the Indemnification Agreement. Additionally, the indemnification agreements provide that if there is a potential change in control, we will, upon written request of the indemnified person, fund a trust to satisfy expenses reasonably anticipated to be incurred in connection with a Claim relating to an indemnifiable event.
We have purchased an insurance policy indemnifying our officers and directors and the officers and directors of our subsidiaries against claims and liabilities (with stated exceptions) to which they may become subject by reason of their positions with us as directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.
The following exhibits are being furnished herewith or incorporated by reference herein:

Exhibit Number	Description
1.1	Underwriting Agreement.*
3.1
Certificate of Incorporation of Franklin Resources, Inc., as filed November 28, 1969, incorporated by reference to Exhibit (3)(i) to our Annual Report on Form 10-K for the fiscal year ended September 30, 1994 (File No. 001-09318) (the “1994 Annual Report”).**

3.2	Certificate of Amendment of Certificate of Incorporation of Franklin Resources, Inc., as filed March 1, 1985, incorporated by reference to Exhibit 3(ii) to the 1994 Annual Report.**
3.3	Certificate of Amendment of Certificate of Incorporation of Franklin Resources, Inc., as filed April 1, 1987, incorporated by reference to Exhibit 3(iii) to the 1994 Annual Report.**
3.4	Certificate of Amendment of Certificate of Incorporation of Franklin Resources, Inc., as filed February 2, 1994, incorporated by reference to Exhibit 3(iv) to the 1994 Annual Report.**
3.5
Certificate of Amendment of Certificate of Incorporation of Franklin Resources, Inc., as filed on February 4, 2005, incorporated by reference to Exhibit (3)(i)(e) to our Quarterly Report on Form 10-Q for the period ended December 31, 2004 (File No. 001-09318).**

3.6
Amended and Restated Bylaws (as adopted and effective September 16, 2015), incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the SEC on September 17, 2015 (File No. 001-09318).**

4.1	Form of Indenture, between Franklin Resources, Inc. and The Bank of New York Mellon Trust Company, N.A.
4.2	Form of Debt Security.*
4.3	Form of Warrant Agreement.*
4.4	Specimen of Common Stock Certificate.*
4.5	Form of Preferred Stock Certificate.*
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
12.1	Computation of Ratios of Earnings to Fixed Charges.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page).
25.1	Statement of eligibility of Trustee.

*	To be filed by a post-effective amendment to this registration statement or as an exhibit to a document incorporated by reference herein.

**	Incorporated by reference.
In reviewing the agreements included as exhibits to this registration statement, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the registrants or the other parties to the agreements.
The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.
Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the registrants may be found elsewhere in this registration statement and Franklin Resources’ other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Item 17. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on the 19th day of November, 2015.

FRANKLIN RESOURCES, INC.

By:	/s/ Kenneth A. Lewis
Name:	Kenneth A. Lewis
Title:	Chief Financial Officer and Executive Vice President
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory E. Johnson, Kenneth A. Lewis and Craig S. Tyle, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign in any and all capacities and file: (i) any and all exhibits to this Registration Statement and other documents in connection therewith; (ii) any and all amendments, post-effective amendments and supplements to this Registration Statement or any new registration statement filed pursuant to Rule 462 of the rules and regulations promulgated under the Securities Act of 1933; and (iii) any and all applications or other documents pertaining to such registration or the securities covered by such registration, granting unto such attorney-in-fact and agent, and any substitute or substitutes, full power and authority to do and perform each and every act and thing requisite, necessary and/or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Peter K. Barker	Director	November 19, 2015
Peter K. Barker

/s/ Mariann Byerwalter	Director	November 19, 2015
Mariann Byerwalter

/s/ Charles E. Johnson	Director	November 19, 2015
Charles E. Johnson

/s/ Gregory E. Johnson	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 19, 2015
Gregory E. Johnson

/s/ Rupert H. Johnson, Jr.	Vice Chairman and Director	November 19, 2015
Rupert H. Johnson, Jr.

/s/ Kenneth A. Lewis	Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)	November 19, 2015
Kenneth A. Lewis

/s/ Mark C. Pigott	Director	November 19, 2015
Mark C. Pigott

NAME	TITLE	DATE

/s/ Chutta Ratnathicam	Director	November 19, 2015
Chutta Ratnathicam

/s/ Laura Stein	Director	November 19, 2015
Laura Stein

/s/ Seth H. Waugh	Director	November 19, 2015
Seth H. Waugh

/s/ Geoffrey Y. Yang	Director	November 19, 2015
Geoffrey Y. Yang

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement.*
3.1
Certificate of Incorporation of Franklin Resources, Inc., as filed November 28, 1969, incorporated by reference to Exhibit (3)(i) to our Annual Report on Form 10-K for the fiscal year ended September 30, 1994 (File No. 001-09318) (the “1994 Annual Report”).**

3.2	Certificate of Amendment of Certificate of Incorporation of Franklin Resources, Inc., as filed March 1, 1985, incorporated by reference to Exhibit 3(ii) to the 1994 Annual Report.**
3.3	Certificate of Amendment of Certificate of Incorporation of Franklin Resources, Inc., as filed April 1, 1987, incorporated by reference to Exhibit 3(iii) to the 1994 Annual Report.**
3.4	Certificate of Amendment of Certificate of Incorporation of Franklin Resources, Inc., as filed February 2, 1994, incorporated by reference to Exhibit 3(iv) to the 1994 Annual Report.**
3.5
Certificate of Amendment of Certificate of Incorporation of Franklin Resources, Inc., as filed on February 4, 2005, incorporated by reference to Exhibit (3)(i)(e) to our Quarterly Report on Form 10-Q for the period ended December 31, 2004 (File No. 001-09318).**

3.6
Amended and Restated Bylaws (as adopted and effective September 16, 2015), incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the SEC on September 17, 2015 (File No. 001-09318).**

4.1	Form of Indenture, between Franklin Resources, Inc. and The Bank of New York Mellon Trust Company, N.A.
4.2	Form of Debt Security.*
4.3	Form of Warrant Agreement.*
4.4	Specimen of Common Stock Certificate.*
4.5	Form of Preferred Stock Certificate.*
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
12.1	Computation of Ratios of Earnings to Fixed Charges.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page).
25.1	Statement of eligibility of Trustee.

*	To be filed by a post-effective amendment to this registration statement or as an exhibit to a document incorporated by reference herein.

**	Incorporated by reference.